Exhibit (c)(5)
Presentation to Colorprint Indication of Interest Update
Goldman, Sachs & Co. 22-Dec-2006

Table of Contents
I. Bid and Schedule Update Appendix A: Financial Sponsors Profiles Appendix B: Sponsor Proposals
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I. Bid and Schedule Update

Goldman Sachs

Comparison of Preliminary Indications of Interest

New Indications of Interest

Key Transaction Terms

	Bain Capital	Providence
Equity Consideration Per Share	■ $28.00-$30.00	■ $33.00-$35.00
Enterprise Value ($mm)	■ $1,431-$1,528	■ $1,673-$1,782
Expected Sources of Financing	■ Equity provided by Bain's internally managed group of private equity funds (Over $12.0 bn) ■ Debt financing to be specified after continued work	■ Equity provided by Providence Equity Partners V LP ($4.25 bn) ■ Debt financing consistent with Goldman indicative leverage levels (7.0x)
Timing Issues	■ NA	■ Assuming management presentations begin in early January and Providence has access to management transaction could be signed in March 2007
Position Regarding Existing Management	■ Welcome and encourage direct equity participation in this transaction by members of management ■ Expect to develop a management incentive equity program	■ Plan to structure a comprehensive equity ownership plan ■ Providence will not engage in daily operations or management of Catalina. Providence invests in companies where management has their confidence to execute the agreed strategy.
Other Considerations / Assumptions	■ Due diligence focused on: 1. Industry competitive dynamics 2. The evolution of Catalina's customer relationships 3. Sources of historical organic growth 4. Current and future opportunities to grow the business 5. Customary legal and accounting due diligence ■ Assumes that the business is delivered with normal levels of working capital	■ Due diligence focused on: 1. Detailed review of recent performance 2. Business unit profitability trends 3. Review of color printing initiative 4. Standard legal, tax, insurance, and pension issues 5. Review of material contracts 6. Review of current balance sheet 7. Review of IT infrastructure 8. Review of capital investment requirements
Advisors	■ NA	■ NA

Other Firms Participating in Management Calls

Bid and Schedule Update 2

Bain Capital* Madison Dearborn * Warburg Pincus

Goldman Sachs

Colorprint Illustrative Timetable

December 2006

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

January 2006

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

February 2006

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28			

March 2006

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

Important Dates   Holidays

Date:	Event:
December 21st	■ Preliminary indications of interest due from additional Sponsors
December 22nd	■ Review additional bids with Board / Special Committee ■ Notify additional Sponsors selected to continue in process
Dec 14th – 26th	■ Prepare due diligence items, refine management five year projections, develop management presentations and populate on-line data room
Dec 27th	■ Deliver 5 year financial projection model to Sponsors; open on-line data room
Dec 28th – 29th	■ Calls with Sponsors to review financial model
Dec 28th – Jan 12th	■ Sponsor due diligence with Colorprint (2 days each with broader Company management participation)
Jan 8th, Jan 15th	■ Process follow-up request items from Sponsors ■ Deliver draft Purchase Agreement to Sponsors
Jan 24th	■ Final bids due from Sponsors with mark-up of Purchase Agreement
Jan 26th	■ Review final bids with Board / Special Committee
Week of Jan 29th	■ Select final bidder, negotiate Purchase Agreement
Week of Feb 5th	■ Colorprint announces quarterly financial results ■ Announce transaction
Mid March	■ Shareholder vote

Bid and Schedule Update 4

Late March / Early April * Launch Financing * Transaction Closing

Appendix A: Financial Sponsors Profiles

Bain Capital

BainCapital

Overview

- Headquartered in Boston, MA, Bain Capital is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets and has more than $38 billion in assets under management
- Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies around the world, partnering with strong management teams to grow businesses and create operating value
- Bain Capital has deep experience in a variety of industries and a team of almost 200 professionals dedicated to investing in and supporting its portfolio companies
- Bain Capital is currently investing out of its ninth fund, Bain Capital Fund IX LP, which has approximately $12 billion of committed capital
- In addition to Boston, the Firm has offices in Tokyo, Hong Kong, Shanghai, New York, London and Munich

Senior Investment Team

Steve Pagliuca	MD, Generalist
Josh Bekenstein	MD, Consumer Retail
Paul Edgerley	MD, Industrials
John Connaughton	MD, Healthcare / Media
Mark Nunnelly	MD, Tech / Growth-Oriented
Steve Zide	MD, Industrials
Andrew Balson	MD, Tech / Business Services / Restaurants
Steve Barnes	MD, Healthcare / Portfolio
Ed Conard	MD, Industrials
Jordan Hitch	MD, Consumer Retail
Matt Levin	MD, Consumer Retail
Ian Loring	MD, TMT
Phil Loughlin	MD, Industrials

Notable Recent Investments

Investment	Date	Size ($mm)
Clear Channel Communications Inc.	Pending	$26,775
OSI Restaurant Partners	Pending	3,200
Applied Systems	**Pending**	**NA**
HCA Inc.	24-Jul-2006	32,919
Michaels Stores Inc.	30-Jun-2006	6,046
Burlington Coat Factory	18-Jan-2006	2,060
Sensata Technologies (Texas Instruments)	08-Jan-2006	3,000
Dunkin Brands	12-Dec-2005	2,500

Investment	Date	Size ($mm)
Susquehanna Radio Corp.	31-Oct-2005	$1,200
Accellent Inc.	10-Oct-2005	1,270
Framatome Connectors	19-Sep-2005	1,296
Fleetcor Technologies	**05-Jul-2005**	**75**
SunGard Data Systems Inc.	**28-Mar-2005**	**11,300**
Toys "R" Us Inc.	17-Mar-2005	7,000
Dollarama	19-Nov-2004	1,015
Loews Cineplex Entertainment	21-Jun-2004	1,460

Financial Sponsors Profiles 7

Goldman Sachs

Madison Dearborn Partners

MDP

Overview

- Founded in 1992, Madison Dearborn Partners (MDP) is one of the largest private equity investment firms in the U.S.
- MDP specializes in management buyouts and investments in five industry sectors:
  - Basic Industries: forestry / paper, packaging, building products
  - Communications: media, wireless, and telephone system operators
  - Consumer: retail, restaurants, and consumer products
  - Financial Services: financial outsourcing, specialty finance, and banking
  - Healthcare: acute and ancillary care providers, medical equipment, and outsourced clinical staffing
- MDP targets investments in the Americas and Europe that involve $300 million to $1 billion of equity capital
- In 2006, the Company raised $6.5 billion in committed capital for Madison Dearborn Partners V
- MDP is headquartered in Chicago, Illinois

Senior Investment Team

John A. Canning, Jr.	Chairman
Paul J. Finnegan	Co-President
Samuel M. Mencoff	Co-President
Nicholas Alexos	Managing Director
Benjamin Chereskin	Managing Director
Timothy Hurd	Managing Director
James Perry	Managing Director
Robin Selati	Managing Director
Thomas Souleles	Managing Director
Timothy Sullivan	Managing Director

Notable Recent Investments

Investment	Date	Size ($mm)
Univision Communications Inc.	Pending	$13,510
The Yankee Candle Company	Pending	1,700
Bolthouse Farms Inc.	14-Oct-2005	1,120
Reliant Energy Inc, Three Power Plants	3-Oct-2005	$975
Sirona Dental Systems GmbH	2-May-2005	NA

Investment	Date	Size ($mm)
Intelsat Ltd.	16-Aug-2004	5,000
Boise Cascade Corp, Paper Asset	26-Jul-2004	3,700
Cinemark USA Inc.	12-Mar-2004	1,550
Great Lakes Dredge & Dock Corp.	12-Nov-2003	340
Williams Energy Partners LP	21-Apr-2003	1,100

Financial Sponsors Profiles 8

Goldman Sachs

Providence Equity Partners

PROVIDENCE EQUITY

Overview

- Providence Equity Partners Inc. is a private investment firm specializing in equity investments in communications and media companies around the world
- The principals of Providence Equity manage funds with over $9.0 billion in equity commitments, including Providence Equity Partners V, which has $4.25 billion in committed capital
- Providence is in the market now with Providence Equity Partners VI, which is expected to raise $10 billion and to close in early 2007
- Since 1990, the principals of Providence Equity have invested in more than 80 companies with operations in over 20 countries
- Current and previous areas of investment include wireless and wireline telephony, cable television content and distribution, publishing, radio and television broadcasting, and other media and communications sectors
- Providence's target investment size per transaction is $100 million to $1 billion
  - — The fund's institutional limited partners have co-invested directly in transactions that require substantially greater funding
- Providence Equity currently has offices in Providence, London, and New York

Senior Investment Team

Jonathan M. Nelson (Providence)	CEO
Glenn M. Cream(Providence)	Senior Managing Director
Paul J. Salem (Providence)	Senior Managing Director
Albert Dobron (Providence)	Managing Director
Michael Dominguez (Providence)	Managing Director
Alexander Evans (New York)	Managing Director
John Hahn (London)	Managing Director, London Head
Mark Masiello (Providence)	Managing Director
Jörg Mohaupt (London)	Managing Director
Mark Pelson (Providence)	Managing Director
Julie Richardson (New York)	Managing Director, New York Head
Gustavo Schwed (London)	Managing Director
Biswajit Subramanian (London)	Managing Director
Peter Wilde (Providence)	Managing Director

Notable Recent Investments

Investment	Date	Size ($mm)
Idea Cellular	26-Oct-2006	NA
Open Solutions	**Pending**	**$1,300**
Caudwell Group	6-Aug-06	2,785
Univision Communications Inc.	Pending	13,510
Kerzner International Ltd.	20-Mar-06	3,800
Education Management Corp.	6-Mar-06	3,354
Kabel Deutschland GmbH & Co KG	7-Dec-05	3,750
Com Hem AB	05-Dec-2005	1,170

Investment	Date	Size ($mm)
TDC A/S	30-Nov-2005	15,600
Grupo Corporativo Ono SA	29-Jul-05	$1,213
SunGard Data Systems Inc.	**28-Mar-2005**	**11,300**
Recoletos Grupo Comunicacion	14-Dec-04	1,300
Telcordia Technologies Inc	18-Nov-04	1,350
Metro-Goldwyn-Mayer Inc	13-Sep-04	4,840
PanAmSat Corp	20-Apr-2004	4,300
Warner Music Group	24-Nov-2003	$2,600

Financial Sponsors Profiles 9

Goldman Sachs

Warburg Pincus

WARBURG PINCUS

Overview

- Founded in 1971, Warburg Pincus has invested at all stages of a company's life cycle, from founding start-ups and providing growth capital to leading restructurings, recapitalizations and buy-outs
- The firm currently has more than $10 billion under management and invests in a range of sectors including real estate, healthcare, information and communication technology, LBOs and special situations, media and business services, energy and financial services
- Warburg Pincus' real estate practice has invested $1 billion of equity across a wide range of companies across the globe, including Guangzhou R&F Properties in China, Wall Homes in the U.S. and Resolution II in the U.K.
- The firm has raised 11 private equity investment funds which have invested more than $20 billion in over 525 companies in 30 countries
- Currently Warburg Pincus is investing from an $8 billion fund which closed in August 2005
- Headquartered in New York, Warburg Pincus has 8 offices in North America, Europe and Asia and an active portfolio of more than 100 companies. Warburg Pincus is also one of the largest foreign private equity investors in India

Senior Investment Team

Lionel Pincus	Founder and Chairman
John Vogelstein	Vice Chairman
William Janeway	Vice Chairman
Joe Landy	Co-President
Chip Kaye	Co-President
Joel Ackerman	Managing Director, Healthcare Services
David Coulter	Managing Director, Financial Services
Mark Colodny	Managing Director, Technology, Media & Telecom
Jeff Harris	Managing Director, Energy
Kewsong Lee	Managing Director, Consumer and Industrial
Jonathan Leff	Managing Director, Healthcare – Biotechnology
Jim Neary	Managing Director, Technology, Media & Telecom
Michael Profenius	Managing Director, Real Estate
Bess Weatherman	Managing Director, Healthcare Medical Devices

Notable Recent Investments

Investment	Date	Size ($mm)
NYFIX	13-Oct-2006	$75
Essent Kabelcom BV	Pending	3,300
Aeolus Re	27-Jul-2006	500
Casema NV	18-Jul-2006	2,655
Brandywine Senior Care	10-Jul-2006	NA
Aramark Corp	01-May-2006	$7,600
Builders FirstSource Inc	06-Feb-2006	199

Investment	Date	Size ($mm)
CCS Medical and MPTC Holdings Inc	03-Oct-2005	645
Neiman Marcus Group Inc	02-May-2005	5,095
Telcordia Technologies Inc	18-Nov-2004	1,350
Jarden	19-Sep-2006	350
UGS PLM Solutions	14-Mar-2004	2,050
Transdigm Inc	06-Jun-2003	1,100
World Network Services	5-Apr-2002	NA

Financial Sponsors Profiles 10

Appendix B: Sponsor Proposals